QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Monster Worldwide, Inc.
New York, New York

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated February 12, 2003, relating to the consolidated financial statements and schedule of Monster Worldwide, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, our reports dated February 12, 2003, except for Note 15, which is as of March 31, 2003, relating to the consolidated financial statements and schedule of Monster Worldwide, Inc. appearing on the Company's current report on Form 8-K filed on October 9, 2003 and our reports dated February 12, 2003, except for note 15 which is as of August 15, 2003, relating to the consolidated financial statements and schedule of Monster Worldwide, Inc. appearing on the Company's current report on Form 8-K filed on November 17, 2003.

        We also consent to the reference to us under the caption "Independent Certified Public Accountants" in the Prospectus.

/s/ BDO Seidman, LLP
New York, New York

January 5, 2004

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS